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                                                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
                                               Jurisdiction of Incorporation
Name                                                     or Organization
----                                           -------------------------------
Advanced Energy Japan K.K.                                   Japan

Advanced Energy Industries GmbH                              Germany

Advanced Energy Industries U.K. Limited                  United Kingdom

Advanced Energy Industries, FSC Inc.                     Virgin Islands

Tower Electronics, Inc.                                     Minnesota

Advanced Energy Industries Korea, Inc.                     South Korea

RF Power Products, Inc.                                     New Jersey
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